Golden Eagle International, Inc.
(An Exploration Stage Company)		Pro Forma
Pro Forma Consolidated Balance Sheets With Debt Conversion		With Debt Conversion

	September 30,	September 30,
	2003	2003

ASSETS
CURRENT ASSETS
Cash	$167,868	$167,868
Accounts receivables	10,097	10,097
Prepaid expenses	99,535	99,535
Inventory	178,089	178,089

Total current assets	455,589	455,589

PROPERTY AND EQUIPMENT
Mining Equipment	1,176,517	1,176,517
Mining properties	2,042,679	2,042,679
Office equipment	147,651	147,651
Vehicles	122,577	122,577

	3,489,424	3,489,424
Less accumulated depreciation	(487,468)	(487,468)

	3,001,956	3,001,956

Total Assets	$3,457,545	$3,457,545

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Loans from related parties	$1,170,266	$541,204
Bank loan payable	995,800	995,800
Contracts Payable	400,000	400,000
Accrued Expenses	211,078	211,078
Accounts Payable	252,548	252,548
Payable related party	17,774	17,774
Accrued interest payable	919,109	482,816

Total current liabilities	3,966,575	2,901,220

Convertible debentures payable	513,495	513,495
Beneficial interest discount	(314,934)	(314,934)

Total liabilities	4,165,136	3,099,781

STOCK OPTION OBLIGATIONS	-	-
OTHER STOCK OBLIGATIONS	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $.01 per share;
shares authorized 10,000,000; none issued	-	-
Common stock, par value $.0001 per share; authorized
800,000,000 shares; issued and outstanding
424,959,614 and 430,566,743 shares, respectively	42,495	42,602
Additional paid-in capital	33,937,546	35,002,794
Deferred compensation	(1,422)	(1,422)
(Deficit) accumulated during the development stage	(34,686,210)	(34,686,210)

Total stockholders' (deficit)	(707,591)	357,764

	$3,457,545	$3,457,545

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